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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 2 to Registration Statement No. 333-58933 of MEDIQ Incorporated of our report dated November 25, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and of our report dated November 25, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
October 19, 1998